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                                                                   Exhibit 10.17


                             SPLIT-DOLLAR AGREEMENT

         THIS AGREEMENT made and entered into as of this 28th day of February, 2001, by and among Martha Stewart Living Omnimedia, Inc., a Delaware corporation, having an address of 11 West 42nd St., New York, New York 10036 ("Corporation"), Martha Stewart, an individual residing in the state of Connecticut ("Employee"), and The Martha Stewart Family Limited Partnership, a Connecticut limited partnership ("Owner").

         WITNESSETH THAT:

         WHEREAS, the Employee is employed by the Corporation; and

         WHEREAS, the Employee wishes to provide life insurance protection in the event of her death under two policies of life insurance insuring her life (each a "Policy" and collectively, the "Policies"), which are described in attached Exhibit A and by this reference made a part of this Agreement, and which are being issued by Security Life of Denver and Metropolitan Life, respectively (each an "Insurer" and collectively the "Insurers"); and

         WHEREAS, the Corporation is willing to pay a portion of the premiums due on each Policy as an additional employment benefit for the Employee, on the terms and conditions set forth in this Agreement; and

         WHEREAS, Owner is the owner of each Policy and, as such, possesses all incidents of ownership in and to each Policy; and

         WHEREAS, the Corporation wishes to have the Policies collaterally assigned to it by the Owner to secure the repayment of the amounts which the Corporation will pay toward policy premiums; and

         WHEREAS, the parties intend that by these collateral assignments the Corporation shall receive only the right to its repayment, with the Owner retaining all other ownership rights in a Policy, as specified herein;

         NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the parties agree as follows:

1. PURCHASE OF POLICY. The Owner will purchase a Policy from each Insurer in the face amount of THIRTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($13,500,000). The parties agree that they will take all necessary action to cause each Insurer to issue a Policy, and shall take any further action necessary to cause each Policy to conform to the provisions of this Agreement. The parties agree that each Policy shall be subject to this Agreement and the collateral assignments filed with the Insurers relating to the Policies.

2. OWNERSHIP OF POLICIES.

                  a. The Owner shall be the sole and absolute owner of each Policy, and may exercise all ownership rights granted to the owner thereof by the terms of each Policy, except as may otherwise be provided in this Agreement.

                  b. Pursuant to this Agreement and the concomitant collateral assignments, the parties intend that the Owner shall retain all rights which each Policy grants to its owner and that the Corporation shall only be entitled to be repaid the amounts set forth below. Specifically, but without limitation, the Corporation shall neither have nor exercise any right as collateral assignee of a Policy which could in any way defeat or impair the Owner's right to receive the cash surrender value or the death proceeds of a Policy in excess of the amount due the Corporation with respect to that Policy hereunder. All provisions of this Agreement and the collateral assignments shall be so construed.

3. POLICY DIVIDENDS. In accordance with the election made by the Owner, any dividend declared on a Policy shall be applied to purchase paid-up additional insurance on the life of the Employee. The parties agree that the dividend election provisions of a Policy shall conform to the provisions of this Agreement.

4. PAYMENT OF PREMIUMS.

                  a. Thirty (30) days prior to the due date of a premium on a Policy (or thirty (30) days prior to the scheduled payment date for any scheduled premium on a Policy as the case may be), the Corporation shall notify the Owner of the exact amount


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due from the Owner under this Agreement with respect to that Policy. For each
Policy, the amount due from the Owner shall equal the annual cost of current life insurance protection on the life of the Employee provided under that Policy, calculated using the lower of (1) the Table 2001 rate, set forth in Internal Revenue Service Notice 2001-10 (or the corresponding applicable provision of any future Internal Revenue Service authority), or (2) the Insurer's current published premium rate for annually renewable term insurance for standard risks. Either the Owner, or the Employee on behalf of the Owner, shall pay the required contribution to the Corporation prior to a premium due date. If neither the Employee nor the Owner timely pays a contribution, the Corporation, in its sole discretion, may elect to pay the Owner's portion of a premium, which shall be recovered by the Corporation as provided in this Agreement. Any contribution towards a premium payment actually paid by the Owner or the Employee shall be considered to be a payment by the Owner or the Employee of a portion (equal to that contribution) of that premium for purposes of calculating the amount to be repaid the Corporation under Sections 6, 7 and 9 of this Agreement.

                  b. While this Agreement is in force, the premiums on both Policies shall total ONE MILLION ONE HUNDRED SEVENTY-FOUR THOUSAND SIXTY-NINE DOLLARS ($1,174,069) annually. On or before the due date of each Policy premium (or the date of the premium payment for any scheduled policy premium as the case may be), or within the grace period provided therein, the Corporation shall pay the full amount of the premium to the Insurer, and shall, upon request, promptly furnish the Owner evidence of timely payment of that premium. Subject to the contribution provided above, the Corporation shall pay all premiums due on the Policy (or all payments for scheduled policy premiums as the case may be) while this Agreement is in force. The Corporation shall annually furnish the Employee a statement of the amount of income reportable by the Employee, if any, for federal and state income tax purposes as a result of the insurance protection provided the Owner as the policy beneficiary.

5. RESTRICTED COLLATERAL ASSIGNMENT. To secure the repayment to the Corporation of the amount to which it is entitled under this Agreement with respect to a Policy, the Owner has assigned, as of the date of this Agreement, that Policy to the Corporation as collateral. This collateral assignment provides that the sole right of the Corporation is to be repaid that amount. This repayment shall be made (1) from the cash surrender value of that Policy (as defined therein) if this Agreement is terminated or if the Owner surrenders or cancels that Policy, or (2) from the death proceeds of that Policy if the Employee dies while that Policy and this Agreement remain in force. In no event shall the Corporation have any right to borrow against or make withdrawals from a Policy, to surrender or cancel a Policy, or to take any other action which would impair or defeat the rights of the Owner in and to a Policy. The collateral assignment of a Policy to the Corporation shall not be terminated, altered or amended by the Owner while this Agreement is in effect, and the Corporation shall not assign its interest under a collateral assignment to anyone other than the Owner or the Owner's nominee(s). The parties agree to take all action necessary to cause the collateral assignments to conform to the provisions of this Agreement.

6. LIMITATIONS ON OWNER'S RIGHTS IN POLICY.

                  a. The Owner shall take no action with respect to a Policy which would in any way compromise or jeopardize the Corporation's right to be repaid the amounts it has paid toward premiums on that Policy while this Agreement is in effect.

                  b. Subject to the terms of this Agreement, the Owner may pledge or assign a Policy to secure a loan from the Insurer or from a third party, in an amount not to exceed the cash surrender value of that Policy (as defined therein) as of the date to which premiums have been paid less the aggregate amounts paid toward premiums on that Policy by the Corporation. Interest charges on such a loan shall be the responsibility of and be paid by the Owner.

                  c. The Owner shall have the sole right to surrender or cancel a Policy, and to receive the full cash surrender value of that Policy directly from the Insurer. Nonetheless, upon the surrender or cancellation of that Policy, the Corporation shall have the unqualified right to receive a portion of the cash surrender value of that Policy equal to the lesser of (1) the aggregate amount of premiums paid by the Corporation with respect to that Policy or (2) the then cash surrender value of that Policy. Immediately upon receipt of the cash value of that Policy, the Owner shall pay to the Corporation the portion of cash value to which the Corporation is entitled and shall retain the balance, if any. Upon that receipt and payment, that Policy shall no longer be subject to this Agreement, and when both Policies are no longer subject to this Agreement, this Agreement shall terminate.

7. COLLECTION OF DEATH PROCEEDS.

                  a. Upon the death of the Employee, the Corporation and the Owner shall cooperate to take whatever action is necessary to collect the death benefits provided under the Policies. When those benefits have been collected and paid as provided in this Agreement, this Agreement shall terminate.


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                  b. Upon the death of the Employee, the Corporation shall have the unqualified right to receive a portion of the death benefit of each Policy that remains subject to this Agreement equal to the aggregate amount of the premiums paid by the Corporation with respect to that Policy. The balance of the death benefit, if any, shall be paid directly to the Owner, in the manner and in the amount or amounts provided in the beneficiary designation provision of that Policy. In no event shall the amount payable to the Corporation exceed the proceeds payable at the death of the Employee. No amount shall be paid from a Policy's death benefit to the Owner until the full amount due the Corporation with respect to that Policy has been paid. The parties agree that the beneficiary designation provision of each Policy shall conform to the provisions of this Agreement.

                  c. Notwithstanding any provision to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under a Policy upon the death of the Employee and in lieu thereof the Insurer refunds all or any part of the premiums paid for that Policy, the Corporation and the Owner shall have the unqualified right to share that refund based on their respective cumulative contributions to that Policy.

8. TERMINATION OF THE AGREEMENT DURING THE EMPLOYEE'S LIFETIME.

                  a. This Agreement shall terminate, during the Employee's lifetime, without notice, upon the occurrence of any of the following events:
(1) the second day of the sixteenth year of the Policies; (2) total cessation of the Corporation's business; (3) bankruptcy, receivership or dissolution of the Corporation; or (4) failure of both the Employee and the Owner to pay timely to the Corporation the Owner's portion of a premium when due, if any, unless the Corporation elects to make that payment on behalf of the Employee, as provided under this Agreement.

                  b. In addition, the Owner may terminate this Agreement, while no premium under a Policy is overdue, by written notice to the other parties. In no event shall the Corporation have any right to terminate this Agreement. A termination shall be effective as of the date of the notice.

9. DISPOSITION OF THE POLICIES ON TERMINATION OF THE AGREEMENT DURING THE EMPLOYEE'S LIFETIME.

                  a. For sixty (60) days after the date of the termination of this Agreement during the Employee's lifetime, the Owner shall have the option of obtaining the release of the collateral assignment of a Policy to the Corporation. To obtain the release, the Owner shall repay to the Corporation the lesser of (1) the aggregate premium payments made by the Corporation with respect to that Policy or (2) the then cash surrender value of that Policy. After that repayment, the Corporation shall release the collateral assignment of that Policy, by the execution and delivery of an appropriate instrument of release.

                  b. If the Owner fails to exercise that option within that sixty (60) day period, then, at the request of the Corporation, the Owner shall execute any documentation required by the Insurer to transfer the Owner's interest in that Policy to the Corporation. Alternatively the Corporation may enforce, pursuant to the collateral assignment of that Policy, the Corporation's right to be repaid an amount equal to the aggregate premiums paid by the Corporation on that Policy out of its cash surrender value; provided that if the cash surrender value of that Policy exceeds the amount due the Corporation, that excess shall be paid to the Owner. Thereafter, neither the Owner nor the Owner's successors, assigns or beneficiaries shall have any further interest in and to that Policy, either under the terms thereof or under this Agreement.

10. INSURER NOT A PARTY. An Insurer shall be fully discharged from its obligations under a Policy by payment of that Policy's death benefit to the beneficiary or beneficiaries named in that Policy, subject to its terms and conditions. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment. No provision of this Agreement, or any modification or amendment, shall enlarge, change, vary, or in any other way affect the obligations of an Insurer as expressly provided in a Policy, except as the provisions of this Agreement are made a part of that Policy by the collateral assignment executed by the Owner and filed with the Insurer.

11. NAMED FIDUCIARY, DETERMINATION OF BENEFITS, CLAIMS PROCEDURE AND ADMINISTRATION.

                  a. The Corporation is designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with this Agreement.


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                  b.       (1)      Claim.

                                    A person who believes that he or she is
being denied a benefit to which he or she is entitled under this Agreement ("Claimant") may file a written request for such benefit with the Corporation, setting forth his or her claim. The request must be addressed to the Chief Financial Officer of the Corporation at its then principal place of business.

                           (2)      Claim Decision.

                                    Upon receipt of a claim, the Corporation
shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Corporation may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

                                    If the claim is denied in whole or in part,
the Corporation shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth: (a) the specific reason or reasons for such denial; (b) the specific reference to pertinent provisions of this Agreement on which such denial is based; (c) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (e) the time limits for requesting a review under subsection (3) and for review under subsection (4) below.

                           (3)      Request for Review.

                                    With sixty (60) days after the receipt by
the Claimant of the written opinion described above, the Claimant may request in writing that the Secretary of the Corporation review the determination of the Corporation. The request must be addressed to the Secretary of the Corporation, at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Corporation. If the Claimant does not request a review of the Corporation's determination by the Secretary of the Corporation within such sixty (60) day period, he or she shall be barred and estopped from challenging the Corporation's determination.

                           (4)      Review of Decision.

                                    Within sixty (60) days after the Secretary's
receipt of a request for review, he or she will review the Corporation's determination. After considering all materials presented by the Claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty
(60) day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

12. AMENDMENT. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

13. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Employee, the Owner, and their respective successors, assigns, heirs, executors, administrators and beneficiaries.

14. NOTICE. Any notice, consent or demand required or permitted to be given under this Agreement shall be in writing, and shall be signed by the party giving or making the same. If any notice, consent or demand is mailed to a party, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Corporation. The date of mailing shall be deemed the date of notice, consent or demand.

15. GOVERNING LAW. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York.


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         The parties have executed this Agreement as of the day and year first above written.

                                MARTHA STEWART LIVING OMNIMEDIA, INC.


                                By:  /s/ James Follo
                                     ------------------------------------------
                                     James Follo, Chief Financial Officer


                                     /s/ Martha Stewart
                                     Martha Stewart


                                MARTHA STEWART FAMILY LIMITED PARTNERSHIP

                                By:  /s/ Martha Stewart
                                     ------------------------------------------
                                     Martha Stewart, General Partner


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                                                                EXHIBIT A


         The following life insurance policies are subject to the attached Split-Dollar Agreement:


         POLICY 1

         Insurer:          Standard Life of Denver
         Insured:          Martha Stewart
         Policy Number:    610024604
         Face Amount:      $13,500,000
         Dividend Option:  purchase additional paid-up insurance
         Date of Issue:    February 28, 2001

         POLICY 2

         Insurer:          Metropolitan Life
         Insured:          Martha Stewart
         Policy Number:    201970167UV
         Face Amount:      $13,500,000
         Dividend Option:  purchase additional paid-up insurance
         Date of Issue:    February 28, 2001


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             EXHIBIT B - Restricted Collateral Assignment (Policy 1)

         Reference is made to the Agreement among Martha Stewart Living Omnimedia, Inc., a Delaware corporation, having an address of 11 West 42nd St., New York, New York 10036 ("Corporation"), Martha Stewart, an individual residing in the State of Connecticut ("Employee"), and Martha Stewart Family Limited Partnership, a Connecticut limited partnership ("Owner") (the "Agreement") executed at the same time as this Restricted Collateral Assignment. All definitions in this Restricted Collateral Assignment shall have the same meaning as in the Agreement.

To:      Standard Life of Denver

Re:      Insured:          MARTHA STEWART
         Policy Number:    610024604

1. The Owner of the Policy hereby assigns to the Corporation as collateral security for the return of its aggregate premium payments under the Agreement:

         (a) On any termination of the Agreement or surrender of the Policy, a portion of the Policy's cash surrender value equal to the lesser of -

                  (1) The cash surrender value; or

                  (2) The Corporation's aggregate premium payments under the Agreement.

         (b) On the death of the Insured, a portion of the Policy's death benefit equal to the Corporation's aggregate premium payments under the Agreement

2. This is a limited assignment and confers on the Corporation none of the Policy's incidents of ownership, all of which are retained by the Owner as provided in the plan.

3. The Insurer shall be bound only by the provisions of and endorsements on the Policy (including this Restricted Collateral Assignment), and payments made or actions taken by it in accordance therewith shall fully discharge it from all claims, suits and demands of all persons whatsoever.

4. This Restricted Collateral Assignment may be amended at any time and from time to time by the mutual written agreement of the parties.

         The Owner has signed this Restricted Collateral Assignment this 28th day of February, 2001.

                                 MARTHA STEWART FAMILY LIMITED PARTNERSHIP



                                 By: /s/ Martha Stewart
                                     ------------------------------------------
                                     Martha Stewart, General Partner


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             EXHIBIT B - Restricted Collateral Assignment (Policy 2)

         Reference is made to the Agreement among Martha Stewart Living Omnimedia, Inc., a Delaware corporation, having an address of 11 West 42nd St., New York, New York 10036 ("Corporation"), Martha Stewart, an individual residing in the State of Connecticut ("Employee"), and Martha Stewart Family Limited Partnership, a Connecticut limited partnership ("Owner") (the "Agreement") executed at the same time as this Restricted Collateral Assignment. All definitions in this Restricted Collateral Assignment shall have the same meaning as in the Agreement.

To:      Metropolitan Life

Re:      Insured:          MARTHA STEWART

         Policy Number:    201970167UV

1. The Owner of the Policy hereby assigns to the Corporation as collateral security for the return of its aggregate premium payments under the Agreement:

         (a) On any termination of the Agreement or surrender of the Policy, a portion of the Policy's cash surrender value equal to the lesser of -

                  (3) The cash surrender value; or

                  (4) The Corporation's aggregate premium payments under the Agreement.

         (b) On the death of the Insured, a portion of the Policy's death benefit equal to the Corporation's aggregate premium payments under the Agreement

2. This is a limited assignment and confers on the Corporation none of the Policy's incidents of ownership, all of which are retained by the Owner as provided in the plan.

3. The Insurer shall be bound only by the provisions of and endorsements on the Policy (including this Restricted Collateral Assignment), and payments made or actions taken by it in accordance therewith shall fully discharge it from all claims, suits and demands of all persons whatsoever.

4. This Restricted Collateral Assignment may be amended at any time and from time to time by the mutual written agreement of the parties.

         The Owner has signed this Restricted Collateral Assignment this 28th day of February, 2001.

                                 MARTHA STEWART FAMILY LIMITED PARTNERSHIP



                                 By: /s/ Martha Stewart
                                     ------------------------------------------
                                     Martha Stewart, General Partner


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